UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01                 Other Events.

On October 18, 2011, Michael A. Tzannes, Executive Chairman and a director of Aware, Inc., informed our Board of Directors that he was resigning from our Board of Directors, effective October 18, 2011.  Mr. Tzannes will continue as an employee of Aware serving as an Individual Contributor to Aware’s patent management operations (formerly known as Aware’s patent licensing operations), but he will no longer serve as an executive officer of Aware.  On October 18, 2011, our Board of Directors approved a reduction in Mr. Tzannes’ base annual salary from $385,000 to $250,000.

On October 18, 2011, the Board of Directors of Aware appointed current director John S. Stafford, Jr. to serve as Chairman of the Board.  On October 18, 2011, our Board of Directors appointed Richard P. Moberg, Aware’s co-Chief Executive Officer and CFO, and Kevin T. Russell, Aware’s co-Chief Executive Officer and General Counsel, as Class I Directors to our Board. On October 18, 2011, our Board of Directors approved an increase in Mr. Russell’s base annual salary from $184,000 to $250,000.

As of the date of this Form 8-K, our Board of Directors is reviewing strategic options with respect to our patent management operations, including a potential spin-off, sale or licensing of patents.

Item 9.01.    Financial Statements and Exhibits.

 No financial statements are required to be filed as part of this Report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Richard P. Moberg
Richard P. Moberg
Co-Chief Executive Officer & co-President
Chief Financial Officer

Date: October 19, 2011